UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 1, 2012

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                   On March 1, 2012, Thomas Tippl ceased to serve as the Chief Financial Officer and principal financial officer of Activision Blizzard, Inc. (the “Company”).  Mr. Tippl had been serving as the Company’s Chief Financial Officer on an interim basis since his promotion to Chief Operating Officer in 2010.  Mr. Tippl continues to serve as the Company’s Chief Operating Officer.

(c)                    Effective March 1, 2012, Dennis Durkin, 41, was elected to serve as the Chief Financial Officer of the Company and was appointed the Company’s principal financial officer.  Prior to joining the Company, Mr. Durkin held a number of positions of increasing responsibility at Microsoft Corporation, a computing hardware and software manufacturer, most recently serving as the Corporate Vice President, Chief Operating and Financial Officer of Microsoft’s Interactive Entertainment Business, which includes Xbox.  Prior to joining the Microsoft’s Interactive Entertainment Business in 2006, Durkin worked on Microsoft’s corporate development and strategy team, including two years where he was based in London driving pan-European activity.  Before joining Microsoft Corporation, Mr. Durkin was a financial analyst at Alex. Brown and Company.  Mr. Durkin holds a B.A in government from Dartmouth College and an M.B.A from Harvard University.

The terms under which Mr. Durkin will serve as the Company’s Chief Financial Officer are set forth in an employment agreement between him and the Company (the “Durkin Employment Agreement”).  Mr. Durkin’s term of employment under the Durkin Employment Agreement began as of March 1, 2012 and will end on March 15, 2017.

Pursuant to the Durkin Employment Agreement, Mr. Durkin’s annual base salary is $650,000, and, beginning in 2013, will be increased by at least 5% per year.  Mr. Durkin will be eligible to receive an annual bonus with a target amount of 100% of his base salary, the actual amount of which will be determined by the Company in its sole discretion based on his overall performance and the performance of the Company and its subsidiaries.  Mr. Durkin will also receive a $1,250,000 sign-on bonus.  Mr. Durkin is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $3 million supplemental term life insurance policy for the benefit of his estate through the term of his employment.

Pursuant to the Durkin Employment Agreement, if Mr. Durkin dies during the term, his estate will receive a lump sum payment equal to two times his then-current annual base salary.  If Mr. Durkin’s employment during the term is terminated by the Company without cause or in the event he is disabled, or by Mr. Durkin following the material diminution of his responsibilities, duties or title or the relocation of his principal place of business without his consent, Mr. Durkin or his legal representative, as the case may be, will receive severance in the form of salary continuation through the expiration of the term.  In any of those termination scenarios, Mr. Durkin, his legal representative or his estate, as the case may be, will also receive an amount equal to the sum of (1) if that termination occurs prior to the date on which Mr. Durkin would have otherwise been paid a bonus for the year prior to his termination, an amount equal to the annual bonus that the Company determines Mr. Durkin would have received for that year, and (2) a pro-rated bonus for the year of termination, where, for purposes of calculating the amount of such bonus, any goals will be measured by actual performance.  Further, in any of those termination scenarios, Mr. Durkin and his family will receive Company-provided health/medical insurance benefits for one year following his termination.  Mr. Durkin’s receipt of the aforementioned severance is conditioned upon the execution of an effective and irrevocable waiver and release by Mr. Durkin or his legal representative, as the case may be, and upon his not breaching his post-termination obligations to the Company, described below.  Further, if Mr. Durkin obtains subsequent employment of any kind during any period in which he is receiving salary continuation, those salary continuation payments will be reduced by the amount of the salary or wages he is then receiving.

Mr. Durkin will receive a grant of an option to purchase 300,000 shares of the Company’s common stock and 350,000 restricted share units representing the right to receive shares of the Company’s common stock (the “RSUs”), which awards will each vest ratably on each of March 14, 2014, 2015, 2016 and 2017.  Mr. Durkin will also receive 450,000 performance-vesting restricted share units representing the right to receive shares of the Company’s common stock (the “PSUs”), which units will vest ratably on each of March 14, 2013, 2014, 2015, 2016 and 2017 if the Company’s non-GAAP earnings per share for the prior year is at least equal to the non-GAAP earnings per share objective in the Company’s annual operating plan for that year.  These equity awards will be subject to the terms of the Activision Blizzard, Inc. 2008 Incentive Plan and the Company’s standard forms of employee award agreements.

Except as described herein, if Mr. Durkin’s employment is terminated during the term, these equity awards will cease to vest.  If his employment is terminated by the Company without cause and he executes an effective and irrevocable waiver and release, a portion of his RSUs will vest on his termination date as follows:  (1) if the termination is during 2013, 43,750 RSUs will vest; and (2) if the termination is on or after January 1, 2014 but before March 14, 2014, 87,500 RSUs will vest.  Further, in that circumstance, a portion of his PSUs may also vest, as follows:  (1) if the termination is on or after January 1, 2013 but before March 14, 2013 and the performance metric for 2012 is met, 90,000 of the PSUs will vest on the later of his termination date and the date on which the Compensation Committee determines the metric has been met; and (2) if the termination is on or after January 1, 2014 but before March 14, 2014 and the performance metric for 2013 is met, 90,000 of the PSUs will vest on the later of his termination date and the date on which the Compensation Committee determines the metric has been met.  Additionally, unless Mr. Durkin is terminated for cause, in which case the awards will be cancelled, the vested restricted share units will be paid in accordance with their terms and the vested options will remain exercisable for a limited period of time.

Pursuant to the Durkin Employment Agreement, until the second anniversary of the termination of his employment, Mr. Durkin is restricted from soliciting the employment of anyone then-employed by us or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). Mr. Durkin is also restricted from inducing any of our business partners to alter its relationship with us while he is our employee. Mr. Durkin is also generally not permitted to negotiate for other employment before the final six months of the term of his employment under the Durkin Employment Agreement. In addition, Mr. Durkin is prohibited from competing with us during the term of the Durkin Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2012	ACTIVISION BLIZZARD, INC.

	By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer